SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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BlueStar Financial Group, Inc.
(Exact name of registrant as specified in its charter)

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Nevada (State or other jurisdiction of incorporation or organization)	7359 (Primary Standard Industrial Classification Code Number)	51-0665952 (I.R.S. Employer Identification Number)
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1761 Washington Way, Suite 205 Richland, Washington 99352 (509) 781-0137 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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Paul Voorhees, President
BlueStar Financial Group, Inc.
1761 Washington Way, Suite 205
Richland, Washington 99352
(509) 781-0137
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

–––––––––––––––– Copies to: Timothy S. Orr, Esq. 4328 West Hiawatha Drive, Suite 101 Spokane, Washington 99208 Phone (509) 462-2926
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Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount of shares to be registered		Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee[2]
Common Stock, $0.001 par Value per Share	5,000,000		$0.03	$150,000	$5.90

Selling Shareholders Common Stock	740,000 [1]		$0.03	$22,200	$.87
Total Fee		$			$6.77
 [1]      No exchange or over-the-counter market exists for BlueStar Financial Group, Inc’s. common stock.  The offering price has been arbitrarily determined and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

[2]     Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended “Securities Act”.  Estimated for the sole purpose of calculating the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

5,740,000 Shares of Common Stock, $0.001 Par Value
Offered at $0.03 per share
No Minimum

Before this offering there has been no public market for the common stock.

BlueStar Financial Group, Inc. is offering on a best-efforts basis 5,000,000 shares of its common stock in a direct public offering and certain selling shareholders are offering 740,000 shares of common stock without any involvement of underwriters or broker-dealers. The offering price for both newly issued shares and those being offered by the selling shareholders is $0.03 per share. We will not receive any of the proceeds from the sale of the shares by the selling shareholders.  The Company’s shares are intended to be sold directly through the efforts of Paul Voorhees, President, director and employee of BlueStar.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$ 0.03	$ 0.00	$ 0.03

Maximum	5,000,000	$ 150,000	$ 0.00	$ 150,000

The Company proceeds from the sale of the new shares to be issued in this offering will be payable to Delos Stock Transfer Company-Escrow Account fbo BlueStar Financial Group, Inc.  All subscription funds will be held in the Escrow Account pending the clearance of all checks by the depository bank and subscription agreement acceptance by the Company. Once all checks are determined to be “good funds” by the Escrow Agent, funds will be transmitted to the accounts of the Company for their immediate use.

The offering shall terminate on the earlier of (i) the date when the Company decides to do so, (ii) the date when the maximum offering is sold or (iii) BlueStar may, at its discretion, extend the offer up to an additional 365 days from the date this offer is declared effective.  Because there is no minimum number of shares required to be sold and the Company has not, and may never generate revenues, our business may fail prior to the end of the offering period resulting in a complete loss of any investment made to the Company.

There are no minimum purchase requirements.

Investing in our common stock involves risks. See "Risk Factors" starting at page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

The date of this prospectus is August 7, 2008

SUMMARY OF OUR OFFERING

Our business

We are a start-up stage company. We are a company without revenues or operations, we have minimal assets and have incurred losses since inception. The Company’s business plan is to provide equipment leases; leasing to small and middle market companies primarily within the hospitality, spa and resort communities. Such items may include audio visual equipment, computer systems; laundry equipment; and various health spa apparatuses.  The Company plans to limit its leasing operations to credit worthy companies.

We have no revenues, have a loss since inception, have minimal operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our officers and directors to fund operations.

BlueStar's administrative office is located at 1761 Washington Way, Suite 205, Richland, Washington 99352. Our telephone number is (509) 781-0137.

The offering

Following is a brief summary of this offering:

Securities being offered	1 minimum to 5,000,000 shares of common stock maximum, par value $0.001 in a direct public offering.
5,740,000 common shares	And 740,000 common shares, par value $0.001 offered by certain selling shareholders
Offering price per share [1]	$0.03
Offering period	The shares are being offered for a period not to exceed two years days from the effective date of this registration statement.
Net proceeds to us	$150,000 assuming the maximum number of shares are sold.

Use of proceeds	accounting fees, legal and professional fees, office equipment and furniture, office supplies, rent and utilities, salaries, sales and marketing inventory, costs associated with being a reporting company and general working capital.
Number of shares outstanding before	7,400,000
the offering
Number of shares outstanding after the	12,400,000
offering if all of the shares are sold

[1]The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to BlueStar’s assets, book value, historical earnings or net worth.

Selected Financial Data

The following table sets forth summary financial data derived from BlueStar financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Summary Financial Data
As of June 30, 2008

Revenues	$0

Operating Expenses	$0

Earnings (Loss)	$0

Total Assets	$2,900

Total Liabilities	$0

Working Capital	$2,900

Shareholder’s Equity	$2,900

Statements of Operations Data
July 12, 2002 (Inception) to June 30, 2008

Total Revenues	$0

General and Administrative Expense
Professional and Accounting Fees	4,500
Total Expenses	4,500

Net Income (Loss)	$(4,500)

Per Share Information
Weighted average number of Common Shares Outstanding:	7,400,000

Net Income (Loss) per Share	$(0.001)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.  We cannot assure any investor that we will successfully address these risks.

Risk Factors Relating to BlueStar Financial Group, Inc.

1. BlueStar’s auditor has substantial doubts as to BlueStar’s ability to continue as a going concern.

Our auditor's report on our June 30, 2008 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officer may be unable or unwilling to loan or advance any capital to BlueStar we believe that if we do not raise at least $37,500 from our offering, we may be required to suspend or cease the implementation of our business plans within twelve (12) months. Since there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. See “June 30, 2008 Audited Financial Statements - Auditors Report."

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the company can continue as a going concern, it may be more difficult for the company to attract investors. BlueStar incurred no net loss for the period from inception to June 30, 2008 and we have no revenue. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the sale of our products. We plan to seek additional funds through private placements of our common stock. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

2. We have no independent operating history upon which to assess our prospects or ability to be successful in the future.

We are a development stage company with no operating history, and our prospects and ability to compete in the industry must be considered in light of the risks, expenses and difficulties frequently encountered with any new business. Though we were incorporated in 2002, there has been no business conducted in the Company until only recently. Our lack of operating history will make it difficult for investors to assess the quality of our management and our ability to operate profitably.  We cannot assure you that we will be able to implement our business strategies, that any of our strategies will be achieved or that we will be able to operate profitably.

3. We will need additional capital to finance our growth, and we may not be able to obtain it on acceptable terms, or at all, which may limit our ability to grow and compete in the leasing market.

We will require additional financing to expand our business through the acquisition of additional equipment.  Financing may not be available to us or may be available to us only on terms that are not favorable. The terms of  most credit facilities offered to competitors in the equipment leasing industry generally restrict a company’s ability to incur additional debt. We can expect that the terms of any indebtedness we may incur may restrict our ability to incur additional debt. If we are unable to raise additional funds or obtain capital on acceptable terms, we may have to delay, modify or abandon some or all of our growth strategies and we will fail.

4. Because management does not have any technical experience in the leasing sector, our business has a high risk of failure.

While management has training and experience in project estimating, cost accounting, retail store openings, personnel management and the compliance issues surrounding public entities, management does not have technical training in leasing. As a result, we may not be able to recognize and take advantage of opportunities in the leasing sector without the aid of consultants. Also, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in the leasing industry. Management’s decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

Risks Relating to Our Leases

5. We will need to re-lease or sell equipment as leases expire to continue to generate sufficient funds to meet our obligations, finance our growth and operations and pay dividends. We may not be able to re-lease or sell equipment on favorable terms, or at all.

Our business strategy entails the need to re-lease equipment as current leases expire to generate sufficient revenues to meet obligations and finance growth and operations. The ability to re-lease equipment will depend on general market and competitive conditions. Some of our competitors may have greater access to financial resources and may have greater operational flexibility. If we are not able to re-lease equipment or to do so on favorable terms, we may be required to attempt to sell the equipment to provide funds for debt service or operating expenses. Our ability to re-lease or sell equipment on favorable terms or without significant off-lease time could be adversely affected by depressed conditions in the hospitality and resort industry and equipment industries, bankruptcies, the effects of terrorism and war, the sale of other equipment by financial institutions or other factors.

6. Lease defaults could result in significant expenses and loss of revenues.

If we are unable to agree upon acceptable terms for a lease restructuring, then we have the right to repossess equipment and to exercise other remedies upon a lessee default. However, repossession after a lessee default, typically result in greater costs than those incurred when equipment is returned at the end of a lease. These costs include legal expenses that could be significant, particularly if the lessee is contesting the proceedings or is in bankruptcy. Delays resulting from repossession proceedings also would increase the period of time during which, the equipment does not generate rental revenue. In addition, we may incur substantial maintenance, refurbishment or repair costs that a defaulting lessee has failed to pay and that are necessary to put the equipment in a codition suitable for re-lease or sale, and we may need to pay off liens on the equipment to obtain clear possession and to remarket the asset effectively.

7. Our lessees' inability to fund their maintenance requirements on our equipment could sinificantly harm our revenues, cash flows and ability to pay dividends.

The standards of maintenance observed by our lessees and the condition of equipment at the time of sale or lease may affect the values and rental rates of our equipment. Under each of our leases, the lessee is primarily responsible for maintaining the equipment. A lessee’s failure to perform required maintenance during the term of a lease could result in a diminution in the value of an equipment, an inability to lease the equipment at favorable rates or at all and would likely require us to incur maintenance costs upon the expiration or earlier termination of the lease to restore the equipment to an acceptable condition prior to sale or re-leasing.

8. Our lessees may have inadequate insurance coverage or fail to fulfill their respective indemnity obligations, which could result in us not being covered for claims asserted against us and may negatively affect our business, financial condition and results of operations.

Although we do not expect to control the operation of our leased equipment, our ownership of the equipment could give rise, in some jurisdictions, to strict liability for losses resulting from their operation. Our lessees will be required to indemnify us for, and insure against, liabilities arising out of the use and operation of the equipment, including third-party claims for death or injury to persons and damage to property for which we may be deemed liable. Lessees are also required to maintain public liability, property damage risks insurance on the equipment at agreed upon levels.

We cannot assure you that the insurance maintained by our lessees will be sufficient to cover all types of claims that may be asserted against us. Any inadequate insurance coverage or default by lessees in fulfilling their indemnification or insurance obligations, as well as the lack of available insurance, could reduce the proceeds upon an event of loss and could subject us to uninsured liabilities, either of which could adversely affect our business, financial condition and results of operations.

9. Competitors with more resources may force us out of business.

The leasing industry is highly competitive. Many Company competitors are significantly larger and have substantially greater financial, marketing and other resources and have achieved public recognition for their services. Competition by existing and future competitors could result in an inability to secure adequate consumer relationships sufficient enough to support Company endeavors. BlueStar cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.

10. The company has not identified any equipment or lessees thus an investor cannot assess all the risks of investment.

The company has not identified any equipment or lessees.   An investor cannot assess all of the potential risks of an investment in the company because all of the equipment to be purchased and the lessees to whom the equipment will be leased have not been identified.  A prospective investor will not have complete information as to the manufacturers of the company’s equipment, the number of leases to be entered into, the specific types and models of equipment to be acquired, or the identity, financial condition and creditworthiness of the companies who will lease our equipment.  Investors must rely upon the judgment and ability of our officer and director in his selection of equipment to purchase, the evaluation of equipment manufacturers, the selection of lessees and the negotiation of leases.

Risks Related to the Ownership of Our Shares

11. Because there is no minimum number of shares required to be sold and the Company has not, and may never generate revenues, our business may fail prior to the end of the 365 day offering period resulting in a complete loss of any investment made to the Company.

We are offering up to 5,000,000 shares of our common stock; however, there is no minimum amount of stock that must be sold prior to us utilizing the proceeds from the offering.  We have never generated revenues and we may never be able to generate revenues in the future.  As such we may be forced out of business prior to the end of the potential two year offering period resulting in which case investors would lose their entire investment.

12. Our common shares have no public market, and we cannot assure you that an active trading market will develop.

Prior to this offering, there has not been a market for our common shares. While we expect to apply to the OTC Bulletin Board, we may not be approved to trade on the OTCBB, and we may not meet the requirements for listing on the OTCBB.  If we do not meet the requirements of the OTCBB, our stock may then be traded on the "Pink Sheets," and the market for resale of our shares would decrease dramatically, if not be eliminated.

If you purchase shares in this offering, you will pay a price that was not established in a competitive market. Rather, you will pay a price that was arbitrarily determined. The public market may not agree with or accept this price valuation, in which case you may not be able to sell your shares at or above the initial public offering price.

13. The market price and trading volume of our shares may be volatile and may be affected by market conditions beyond our control.

Even if an active trading market for the shares develops, the market price of our shares may be highly volatile and could be subject to wide fluctuations. If the market price of the shares declines significantly, you may be unable to resell your shares at or above your purchase price, if at all. We cannot assure you that the market price of the shares will not fluctuate or decline significantly in the future.

In the past, the stock market has experienced extreme price and volume fluctuations. These market fluctuations could result in extreme volatility in the trading price of the shares, which could cause a decline in the value of your investment. You should also be aware that price volatility may be greater when the public float and trading volume of the shares is low.

14. If we complete a financing through the sale of additional shares of our common stock in the future, then shareholders will experience dilution.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that, if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

15. Purchasers in this offering will have limited control over decision making because Paul Voorhees, the company’s President, director and shareholder controls nearly all of the company’s issued and outstanding common stock.

Paul Voorhees, the Company’s President and Chief Executive Officer beneficially owns 96.62% of the outstanding common stock at the present time. As a result of such ownership, investors in this offering will have limited control over matters requiring approval by the Company security holders, including the election of directors. Assuming the maximum amount of shares of this offering is sold, Mr. Voorhees would retain 57.66% ownership in the Company’s common stock.  Such concentrated control may also make it difficult for the Company’s other stockholders to receive a premium for their shares of BlueStar’s common stock in the event the Company enters into transactions which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

16. Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares as penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker-dealers who sell the Company’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker-dealer receives; and, furnishing of monthly account statements. For sales of our securities, the broker-dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of these additional sales practices could adversely affect your ability to dispose of our stock.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis up to 5,000,000 common shares at a price of $0.03 per share; no minimum of shares must be sold in order for the offering to proceed.  The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the Company.

	If 25% of Offering is Sold	If 50% of Offering is Sold	If 75% of Offering is Sold	If 100% of Offering is Sold

GROSS PROCEEDS FROM THIS OFFERING	$37,500	$75,000	$112,500	$150,000

Less: OFFERING EXPENSES
Legal, Accounting and Professional Fees	$8,000	$8,000	$8,000	$8,000
Blue Sky Fees	500	500	500	500
SEC Fees	10	10	10	10
Edgarizing Fees	1,500	1,500	1,500	1,500
Transfer Agent Fees	5,500	5,500	5,500	5,500

SUB-TOTAL	$15,510	$15,510	$15,510	$15,510

NET PROCEEDS FROM OFFERING	$21,990	$21,990	$21,990	$21,990

Less: USE OF NET PROCEEDS
Accounting, Legal and Professional Fees	$4,000	$4,000	$4,000	$4,000
Office Equipment and Furniture	1,000	2,000	2,000	2,000
Office Supplies	500	1,000	1,500	1,500
Product Acquisition	4000	10,000	20,000	50,000

SUB-TOTAL	$9,500	$17,000	$27,500	$57,500

Less: COSTS ASSOCIATED WITH PRODUCT ACQUISITION
Consulting Expenses	$6,750	$8,000	$10,000	$10,000
Domestic Travel	2,000	4,000	6,000	7,000

SUB-TOTAL	$8,750	$12,000	$16,000	$17,000

Less: ADMINISTRATIVE EXPENSES
Office, Telephone and Internet	$500	$1,000	$1,500	$1,500
Working Capital	3,240	29,490	51,990	58,490

SUB-TOTAL	$3,740	$30,490	$53,490	$59,990

TOTALS	$37,500	$75,000	$112,500	$150,000

Notes:

1 The category of General Working Capital may include, but not be limited to, inventory procurement, printing costs, postage, telephone services, overnight delivery services and other general operating expenses.

2 The above figures represent only estimated costs.

Legal and accounting fees refer to the normal legal and accounting costs associated with filing this Registration Statement as well as the costs associated with the Company’s obligations to the SEC from filing required quarterly and annual reports under the SEC acts.

No proceeds from the direct public offering will be paid to officers and directors.

A total of $7,400 has been raised from the sale of stock to our Officers and Directors. The President and Director’s stock is restricted and is not being registered in this offering. One of the purposes of the offering is to create an equity market, which allows BlueStar to more easily raise capital, since a publicly traded company has more flexibility in its financing offerings than one that does not.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $100,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	Our lack of operating history

*	The proceeds to be raised by the offering

*	The amount of capital to be contributed by purchasers in this offering in proportion to

*	The amount of stock to be retained by our existing Stockholders, and

*	Our relative cash requirements.

DILUTION

“Dilution” represents the difference between the offering price of the shares of Common Stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of BlueStar’s issued and outstanding stock. This is due in part to shares of Common Stock issued to the Company’s officers and directors  totaling 7,400,000 shares at $0.001 per share versus the current offering price of $0.03 per share. Please refer to the section titled “Transactions with Related Persons, Promoters and Certain Control Persons” on Page __, for more information. BlueStar’s net book value on June 30, 2008, was $2,900.  Assuming that all of the 5,000,000 shares of the Company’s new issued shares offered are sold, and in effect the Company receives the maximum proceeds of this offering from shareholders, BlueStar’s net book value will be approximately $0.0123306 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0177 per share while the Company’s present stockholders will receive an increase of $0.011939 per share in the net tangible book value of the shares that they hold. This will result in a 58.90% dilution for purchasers of stock in this offering.

 In the event that 25% of the offering or 1,250,000 shares is achieved, The Company’s net book value will be approximately $0.004675 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0253 per share while the present stockholders will receive an increase of $0.004279 per share in the net tangible book value of the shares they hold. This will result in a 84.43% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering.  While this offering has no minimum, the table below includes an analysis of the dilution that will occur if 25%, 50%, 75% of the shares are sold, as well as the dilution if all shares are sold:

	25% of	50% of	75% of	Maximum
	Offering	Offering	Offering	Offering

Offering Price Per Share	$0..03	$0..03	$0..03	$0..03

Book Value Per Share Before the Offering	$0.000339189	$0.00039189	$0.00039189	$0.00039189

Book Value Per Share After the Offering	$0.004675	$0.0078687	$0. 0103498	$0.0123306

Net Increase to Original Shareholders	$0.004279	$0.007477	$0.009958	$0.0119391

Decrease in Investment to New Shareholders	$0.0253	$0.0221	$0.0197	$0.0177

Dilution to New Shareholders (%)	84.43%	73.77%	65.50%	58.90%

SELLING SHAREHOLDERS

The following table sets forth the shares beneficially owned, as of June 30, 2008, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this  prospectus and the number of shares which each would own  beneficially  if all  such  offered  shares  are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer.  Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities.  The shares were offered and sold to the selling security holders at a purchase price of $0.001 per share pursuant to the exemption from the registration under the Securities Act.   The selling security holders are affiliates or controlled by our affiliates and none of the selling security holders are now officers and directors of our Company.

The percentages below are calculated based on 7,400,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name	Number of Shares Owned Pre-Offering	Number of Shares Offered	Number of Shares Owned Post Offering	Percentage of Shares Owned Post Offering
Paul Voorhees	7,150,000	715,000	6,435,000	57.66%
Nicholas Pelletiere	250,000	25,000	225,000	2.02%

Notes:

This chart assumes the sale of all 5,000,000 shares of Company stock offered in this prospectus.

On October 30, 2007, we issued approximately 7,150,000 shares of our common stock to Paul Voorhees who is our President and a Director. The shares were issued at a price of $0.001 per share for total cash in the amount of $5,000 and services valued at $2,150. The shares bear a restrictive transfer legend. On the same day, the Company issued 250,000 shares of our common stock to Nicholas Pelletiere for $250 in services.

Mr. Voorhees nor Mr. Pelletiere is a broker/dealer or an affiliate of a broker/dealer.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

The offering consists of a maximum number of 5,000,000 shares being offered by BlueStar at $0.03 per share in a direct public offering. In addition, certain selling shareholders are offering 740,000 shares of their common stock at the same price until our shares are trading on the OTC BB. At time they may sell at the prevailing market price, but they will be subject to Rule 144 because of their control position with the Company.

Direct Public Offering – 5,000,000 Common Shares

The Company will be offering 5,000,000 shares of common stock at $0.03 per share and the offering will be conducted on a best-efforts basis utilizing the efforts of the officers and directors of the Company.  Potential investors include, but are not limited to, family, friends and acquaintances. The intended methods of communication include, without limitation, telephone, personal contact and small meetings of friends, family and business associates.  In his endeavor to sell this offering, they do not intend to use any mass advertising methods such as the internet or print media.

Funds received in connection with sales of BlueStar Financial Group, Inc.’s securities pursuant to this prospectus will be transmitted immediately into an escrow account at Delos Stock Transfer Company for processing the subscription agreements and immediately upon the acceptance of the investor by the Company as a shareholder, funds will be deposited into the bank accounts of the Company.  There can be no assurance that all, or any, of the shares will be sold.

The officers and directors of BlueStar will receive no commissions for any sales they originate on the Company’s behalf. The Company believes that its officers and directors, Paul Voorhees and Nicholas Pelletiere, are exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934.  In particular, he:

1. Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act; and

2. Is not to be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Is not an associated person of a broker or dealer; and

4.  Each meets the conditions of the following:

a. Primarily performs, or is intended primarily to perform at the end of the offering, substantial    duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b. Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c. Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

BlueStar’s officers and directors may not purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold.  As of the date of this prospectus, BlueStar has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if BlueStar were to enter into such arrangements, BlueStar will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which BlueStar has complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.  As of the date of this Prospectus, BlueStar has not identified the specific states where the offering will be sold.

The proceeds from the sale of the shares in this offering will be payable to Delos Stock Transfer Company-Escrow Account fbo BlueStar Financial Group, Inc. ("Escrow Account") and will be deposited in a minimal interest or non-interest bearing bank account until the proceeds are deposited into the accounts of the Company.  No interest will be paid to any subscriber.  All subscription agreements and checks are irrevocable and should be delivered to Delos Stock Transfer Company.  Failure to do so will result in checks being returned to the investor who submitted the check.  All subscription funds will be held in the Escrow Account pending confirmation of good funds by the bank holding the Escrow Account and then released to the Company upon acceptance of the investor as a shareholder. The escrow agent will continue to receive funds and perform additional disbursements until either the maximum offering is achieved, the Company’s Board of Directors elects to terminate the offering prior the sale of all of the shares registered or the allotted time period of this offering expires in accordance with the terms of this prospectus, whichever event first occurs.

Investors can purchase common stock in this offering by completing a Subscription Agreement which will be provided by the Company and sending it together with payment in full to Delos Stock Transfer Company, 762 South U.S. Highway 1, Suite 159, Vero Beach, Florida 32962. All payments must be made in United States currency either by personal check, bank draft, or cashiers check.  There is no minimum subscription requirement. All subscription agreements and checks are irrevocable.  BlueStar reserves the right to either accept or reject any subscription.  Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date.  Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once BlueStar accepts a subscription, the subscriber cannot withdraw it.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by BlueStar. All of these shares will be issued to business associates, friends, and family of the current BlueStar’s shareholders. The Officers and Directors of BlueStar will not register as broker-dealers in connection with this offering. They will not be deemed to be a broker pursuant to the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934, since they are not subject to statutory disqualification, will not be compensated directly or indirectly from the sale of securities, is not an associated person of a broker or dealer, nor have they been so associated within the previous twelve (12)months, and primarily performs substantial duties as Officers and Directors that  are not in connection with the sale of securities, and has not nor will not participate in the sale of securities more than once every twelve (12) months.

Selling Shareholders

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.   The selling security holders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.03 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.03 has been determined arbitrarily. See "Determination of Offering Price" on page 9.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling security holders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

Our Common Stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction and provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade our shares. In turn, this may make it very difficult for investors to resell those shares in the public market

This offering will be conducted on a best-efforts basis utilizing the efforts of Paul Voorhees, the President and a director of the Company. Potential investors include, but are not limited to, family, friends and acquaintances of Mr. Voorhees. The intended methods of communication include, without limitation, telephone and personal contact. In his endeavors to sell this offering, Mr. Voorhees does not intend to use any mass advertising methods such as the Internet or print media.

Funds received by Mr. Voorhees in connection with sales of BlueStar’s securities will be transmitted immediately into the Company’s bank account. There can be no assurance that all, or any, of the shares will be sold.

Mr. Voorhees will not receive commissions for any sales he originates on BlueStar’s behalf. The Company believes that Mr. Voorhees is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, Mr. Voorhees:

•	Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act; and

•	Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

•	Is not an associated person of a broker or dealer; and

•	Meets the conditions of the following:

a. Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b. Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c. Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

BlueStar’s officer and director may not purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, the Company has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if BlueStar were to enter into such arrangements, the Company will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which the Company has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, BlueStar has not identified the specific states where the offering will be sold. BlueStar may file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to BlueStar Financial Group, Inc. and will be deposited in the Company’s bank account. All subscription agreements and checks are irrevocable and should be delivered to BlueStar Financial Group, Inc., 1761 George Washington Way, Suite 205, Richland, Washington 99352.

Failure to do so will result in checks being returned to the investor who submitted the check. The Company will continue to receive funds until the date when the sale of all 5,000,000 shares is completed or the Company decides to terminate the offering.  The Company may, at its discretion, extend the offering up to two (2) years from the date the offering was declared effective. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(b)) and sending it together with payment in full to Paul Voorhees, President, BlueStar Financial Group, Inc., 1761 George Washington Way, Suite 205, Richland, Washington 99352. All payments must be made in United States currency either by personal check, bank draft, or cashiers check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Company reserves the right to either accept or reject any subscription. Any subscription rejected within the offering period will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once BlueStar accepts a subscription, the subscriber cannot withdraw it.

Section 15(g) of the Exchange Act

Our shares are "Penny Stocks" covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires  broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock. Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

TERMS OF OFFERING

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 365 days  if extended by action of the Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

•	execute and deliver a subscription agreement; and
•	deliver a check or certified funds to us for acceptance or rejection.

The subscription agreement requires you to disclose your name, address, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to Delos Stock Transfer Company Escrow Account-fob BlueStar Financial Group, Inc  and sent to: Blue Star Financial Group, Inc., C/O Delos Stock Transfer Company, 762 South U.S. Highway 1, Suite 159, Vero Beach, Florida 32962.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions and within five days after rejection.

Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Separate Account for Subscriptions

Subscriptions will be placed in a separate escrow account at Washington Mutual Bank  N.A. by Delos Stock Transfer Company until we have determined that all funds have deposited in the bank account are considered to be good funds. Upon receipt of the subscription agreements and checks and they are determined to be good funds, Delos Stock will then release the funds to the company by way of depositing them directly into the corporate operating account. The Company will withdraw and use the funds.

Procedures for Subscribing

Investors can purchase common stock in this offering by completing a Subscription Agreement and sending it together with payment in full to BlueStar Financial Group, Inc., c/o Delos Stock Transfer 762 South U.S. Highway 1, Suite 159, Vero Beach, Florida 32962. All payments must be made in United States currency either by personal check, bank draft, or cashiers check.  There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. BlueStar reserves the right to either accept or reject any subscription.  Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date.  Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.  Once BlueStar accepts a subscription, the subscriber cannot withdraw it.

If you decide to subscribe for any shares in this offering, you must:

•	execute and deliver a subscription agreement; and

•	deliver a check or certified funds to us for acceptance or rejection.

The subscription agreement requires you to disclose your name, address, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The authorized capital stock consists of 60,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

We are authorized to issue 60,000,000 shares of Common Stock, par value $.001 per share. As of June 30, 2008, we had 7,400,000 shares of Common Stock outstanding.

The holders of the shares of Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Holders of shares of Common Stock do not have preemptive, subscription or conversion rights.

Holders of shares of Common Stock are entitled to one vote per share on all matters which shareholders are entitled to vote upon at all meetings of shareholders. The holders of shares of Common Stock do not have cumulative voting rights, which mean that the holders of more than 50% of our outstanding voting securities can elect all of the directors of the Company.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intends to retain all earnings, if any, for use in our business.

Market for Securities

There is currently no public trading market for our common stock.

As of June30, 2008, we had 7,400,000 shares of common stock issued and outstanding with two shareholders of record.  This prospectus relates to the sale of 5,000,000 shares of our common stock to be issued and 740,000 shares that are being sold by our selling shareholders..

Equity Compensation Plan Information

The Company has no plans for establishing an equity compensation plan, but reserves the right to do so at some time in the future.

Transfer Agent

We will use Delos Stock Transfer, 762 South U.S. Highway 1, Suite 159, Vero Beach, Florida 32962, as our transfer agent.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Timothy S. Orr, Esquire, of Spokane, Washington, an independent legal counsel, has provided an opinion on the validity of BlueStar Financial Group, Inc.’s issuance of common stock and is presented as an exhibit to this filing.

The financial statements included in this Prospectus and in the Registration Statement have been audited by The Blackwing Group, LLC, Independence, Missouri to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding BlueStar Financial Group’ ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Background

BlueStar was incorporated on July 12, 2002, under the laws of the State of Nevada; the fiscal year end is June 30.  BlueStar’s administrative office is located at 1761 George Washington Way, Suite 205, Richland, Washington 99352.

There are no promoters being used in relation with this offering. No persons who may, in the future be considered a promoter will receive or expect to receive any assets, services or other consideration from BlueStar. No assets will be or are expected to be acquired from any promoter on behalf of BlueStar. In addition, see “Transactions with Related Persons, Promoters and Certain Control Persons” on page 25. In addition, please see the section titled “Recent Sales of Unregistered Securities” herein for capitalization history.

BlueStar Financial Group, Inc. was incorporated on July 12, 2002, in the state of Nevada and is a development stage company. BlueStarh has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, BlueStar has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. BlueStar is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

BlueStar has yet to commence planned operations to any significant measure. As of the date of this Prospectus, the Company has had only limited start-up operations and has not generated any significant revenues. The Company believes that, if it obtains the minimum proceeds from this offering, it will be able to implement the business plan and conduct business pursuant to the business plan for the next 12 months.

 Business

BlueStar Financial Group, Inc. was incorporated in the state of Nevada on July 12, 2002. The Company has the principal business objective of working toward establishing “small ticket” equipment leases within a small niche of the equipment leasing market. The Company intends to provide cost effective “small ticket item” leasing to small and middle market companies primarily within the hospitality, spa and resort communities. Items such as audio visual, computer systems, laundry and health spa equipment, are a few of the types of equipment contemplated by the Company that will be made available for lease to credit worthy companies.

Since becoming incorporated, the Company has not made any significant purchases or sales of assets, nor has it been involved in any mergers, acquisitions or consolidations. BlueStar Financial Group has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings.  Our fiscal year end is December 31st.

As of June 30, 2008, the date of the Company's last audited financial statements, BlueStar has raised $7,400 through the sale of common stock. There is approximately $500 cash on hand and in the corporate bank accounts. BlueStar currently has no liabilities. In addition, BlueStar anticipates additional costs associated with this offering will be approximately $15,000. As of the date of this prospectus, we have not yet generated or realized any revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of BlueStar Financial Group, Inc. filed with this prospectus.

Since our inception, we have been engaged in business planning activities, including researching the industry, developing our economic models and financial forecasts, performing due diligence regarding potential customers most suitable for our services, investigating equipment manufacturers, costing of future lease contracts and identifying future sources of capital.

Currently, BlueStar has two Officers and Directors. Our Officer and Director have assumed responsibility for all planning, development and operational duties, and will continue to do so throughout the beginning stages of the Company. Other than the Officer/Director, there are no employees at the present time and there are no plans to hire employees during the next twelve months.

Proposed Equipment

The Company intends to acquire and lease a diversified portfolio of equipment. The Company intends to invest primarily in what it deems to be relatively low-technology, low-obsolescence types of equipment. These types of equipment would include a variety of items that are not dependent on high-technology design or applications for their usefulness to lessees, and are expected to be less subject to rapid obsolescence than types that are so dependent.

Equipment acquisition will be subject to the officer and director or his agents obtaining information and reports, and undertaking inspections and surveys he deems appropriate to determine the probable economic life, reliability and productivity of the equipment, its competitive position with respect to other equipment and its suitability and desirability as compared with other equipment. Purchases of new equipment for lease will typically be made directly from a manufacturer or its authorized dealers, either under a purchase agreement for large quantities of such equipment, through lease brokers, or on an ad hoc basis to meet the needs of a particular lessee. There can be no assurance that favorable purchase agreements can be negotiated with equipment manufacturers or their authorized dealers or lease brokers. In addition, the Company may enter into sale/leaseback transactions in which the Company will purchase equipment from companies that will then simultaneously lease the equipment from the Company. In some cases, the Company may purchase equipment jointly with other Affiliates or with unaffiliated third parties, and hold title directly or through special purpose entities, in which case the Company would co-own the special purpose entity with such other Affiliates of unaffiliated third parties.

The following is a more detailed description of the various types of equipment that the Company may purchase and lease. The types of equipment are listed in alphabetical order, and the discussion is not intended to imply any order of emphasis in the Company's acquisition policies.

Computer and Computer-related High Technology Equipment.  This type of equipment includes a variety of items including:

•	Small Computer Systems, Personal Computers and Workstations. Small computer systems and personal computers are used alone or in networks by a variety of businesses for various functions, including accounting, sales management, administration and inventory control. Workstations are generally high performance engineering and design systems that are more complex than small computer systems and personal computers.

•	Computer Peripheral Equipment. Devices used with a computer system's mainframe or central processing unit.

•	Mainframe Computers. Large central processing units, typically manufactured by IBM and compatible with software designed by IBM.

•	CAE/CAD/CAM Equipment. Computer aided engineering, design and manufacturing systems housing advanced computer and communications technologies and sophisticated product data management software.

•	Energy Equipment. Energy equipment includes cogeneration facilities, transmission lines, generation facilities, compression and pumping equipment and other processing and treatment equipment, as well as energy management systems.

•	portable steel storage sheds, furniture, fixtures, tables, counters, desks, chairs, cabinets and numerous other items generally used in hotels and resorts, plants, storage and distribution facilities and offices.

•	General Purpose Plant/Office Equipment. Plant/office equipment includes racking, shelving, storage bins.
•	Graphic Processing Equipment. Graphic processing equipment includes print setters, printing presses, automatic drafting machines and all equipment that is used for the visual display of designs, drawings and printed matter. Printing presses come in a variety of sizes depending on the applications for which they are used. Some printing presses are of a single color, whereas others can apply up to eight colors.
            Phototype setters are used for the setting of type for publications such as newspapers and magazines.
            Computerized type-setters have become common in recent years, as they simplify type-setting, correction of mistakes and lay-out of printed pages. Automatic drafting machines are computer controlled visual displays of drawings, which enable designers to make changes in engineering drawings without the time required to make a completely new drawing by hand.

•	Audio/Visual Equipment. Televisions, radios, sound systems and related items. These come in a variety of sizes and configurations.

•	Laundry Items. These include washers, dryers and laundry item dispensers.

•	Health and Spa. These items include massage tables, tanning beds, specialty chairs, lighting systems, aqua beds and related equipment.

Lease Terms

The initial lease terms will vary as to the type of equipment, but will generally be for 36 months to 84 months. In addition, the Company may, under appropriate circumstances, engage in other short-term or "per diem" leases when the officer and director deems it in the best interest of the Company and consistent with its overall objectives.

The equipment will be leased to third parties primarily pursuant to leases with scheduled rents that will return less than the purchase price of the equipment during the initial term of the lease. These include leases where rental payments are based upon equipment usage. Lease rentals during comparable terms are ordinarily higher under leases that provide rents that are less than the full purchase price than those that return the full purchase price to the lessor. As a result, our officer and director believes that well-structured leases of this type will help the Company satisfy its investment objectives.

The Company will seek initial lease terms during which a lessee may not cancel the lease or avoid the lease obligation. However, where our officer and director deems it to be in the Company's best interest, because of favorable lease terms, anticipated high demand for particular items of equipment or otherwise, it may permit an appropriate cancellation clause.

Our President and director believes that the Company will be able to lease or sell its equipment profitably after the initial lease terms are established, although no assurances can be given that it will. Many of the Company's initial lessees may be expected to renew their leases or purchase the equipment they are leasing and using in their business.

Industry

Leasing has become one of the major methods by which American businesses finance their capital equipment needs. According to information published by the Equipment Leasing Association (the "ELA"), a leasing industry trade association, total U.S. business investment in equipment increased annually from $376.2 billion in 1992 to a peak of $796 billion in 2000, before declining to $668 billion in 2003 and an estimated $709 billion in 2004. The ELA estimates that over 80% of U.S. companies lease some or all of their capital equipment. The total U.S. equipment leasing volume, according to the ELA, increased annually from $121.7 billion in 1992 to a peak of $247 billion in 2000, before declining to $208 billion in 2003 and an estimated $218 billion in 2004. The volume of equipment lease financing reflects general economic conditions, and as the economy slows or builds momentum, the demand for productive equipment generally slows or builds, and equipment lease financing volume generally decreases or increases. The U.S. economy experienced recession during 2001 and 2002 and the volume of equipment financing contracted as a result.

In addition to fluctuations in demand for equipment, investment returns from equipment leasing may be affected by prevailing interest rates, as alternative financing structures and costs affect lease pricing. The U.S. economy has recently experienced a period of relatively low interest rates. While low interest rates may initially enhance the value of existing long term lease investments with higher locked in lease rates, lower interest rates will potentially reduce the lease rates available on new lease financing transactions.

Although BlueStar anticipates growth in the economy and in demand for equipment in the future, many uncertainties may affect the equipment financing industry. These uncertainties range from the potential near term effects of conflict in the Middle East, to the potential long term effects of the many new accounting and disclosure rules and regulations imposed on public companies by Congress, the Securities and Exchange Commission and accounting regulators in the wake of highly publicized business failures and accounting scandals. BlueStar is unable to predict what, if any, effect these and other developments will have on the economy in general and on capital investment in equipment by U.S. business and lease financing in particular.

Marketing

The Company's marketing strategy is to increase its volume of lease financing by diversifying and expanding its lease origination channels. The Company intends to implement this strategy by (i) maintaining, selectively expanding and supporting a high quality network of independent lease originators, (ii) developing specialty programs in conjunction with its lease originators for specific vendor or customer groups, including franchisees, (iii) developing direct links with independent lease originators in order to further automate transactions between the Company and its lease originators and (iv) developing Internet capabilities that are expected to increase the flow of potential lease transactions and permit e-commerce transactions among the Company, equipment vendors and lessees.

The Company is committed to implementing leading edge technologies which can be used in the equipment leasing industry to streamline and automate the lease application and approval process. The Company has determined that, with certain exceptions, the most efficient means of achieving this goal is by customizing off-the-shelf software applications and hardware that can be tailored to the Company's operating requirements for a relatively small additional investment. The Company believes that such off-the-shelf products can be scaled to various lease funding volumes, are generally more stable and less costly than products the Company might develop or have developed solely for its use, and are easier to integrate with other commercially available products. The Company generally avoids custom software programming so as to limit costs of adapting new technology where possible. The Company believes that by selecting and integrating superior customizable off-the-shelf software applications, including periodic upgrades made available by software developers at a relatively low cost, the Company will efficiently maintain its competitive position and enhance the services it offers to its independent lease originators.

In addition, the Company's interactive Web site and Internet marketing program will be developed. The Company's Internet presence will be designed to create a new channel of potential lease financing transactions and to accommodate e-commerce transactions. The Company anticipates that it will establish an icon which will appear on the Web site of various equipment manufacturers and vendors. Viewers of the manufacturers' and vendors' sites will be able to click on the Company's icon and connect directly to the Company's Web site. The Company's Web site will contain information concerning equipment lease financing available through the Company and will allow potential lessees to submit lease applications directly to the Company entirely over the Internet. The Company will retain certain software development and Internet consulting firms to develop the Company's proposed Internet system.

Competitive Business Conditions

The market for financing in the small-ticket segment of the equipment leasing industry is highly competitive. The Company competes with a number of national, regional and local finance companies. The Company also competes against captive finance companies affiliated with major equipment manufacturers, commercial banks, savings and loan associations, credit unions and conventional leasing companies. Many of the Company's competitors, as well as potential competitors, possess substantially greater financial, marketing, personnel and other resources than the Company. The Company's competitors and potential competitors include far larger, more established companies that have access to capital markets for unsecured commercial paper and investment grade rated debt instruments, and to other funding sources that may be unavailable to the Company. There can be no assurance the Company will be able to compete successfully against current or future competitors or that competitive pressures faced by the Company will not materially adversely affect its business, operating results and financial condition.

Need For Government Approval

There are no restrictive rules or regulations for the sale and leasing of equipment.  The Company will utilize outside collection agencies to ensure compliance in the area of collections.  There are rules, specific to each State, concerning the inventory and franchise taxes however, the lessee is responsible for filing and payment of such taxes that might apply to them.

Number of Total Employees and Number of Full Time Employees

BlueStar is currently in the development stage. During this development period, BlueStar plans to rely exclusively on the services of Paul Voorhees and Nicholas Pelletiere, the officers and directors, to establish business operations and perform or supervise the minimal services required at this time. BlueStar believes that its operations are currently on a small scale that is manageable by one individual. There are no full or part-time employees. Mr. Voorhees’s and Mr. Pelletiere’s responsibilities are mainly administrative at this time, as the Company’s operations are minimal.

Upon the implementation of the Company’s business plan, line employees will specifically be hired to work either the hospitality or the resort component of the business.  The Company will select employees who are familiar and experienced with the components respectively.  Extensive and ongoing training programs will further increase the knowledge of BlueStar’s employees.  Besides product knowledge, customer relations will also be emphasized.  The Company will implement customer recognition programs where employees are rewarded for providing outstanding customer service.

Employment Agreements

There are currently no employment agreements and none are anticipated to be entered into within the next twelve months.

Significant Employees

BlueStar has no significant employees other than the Officer and Director described above, whose time and efforts are being provided to BlueStar without compensation.

Board Committees

BlueStar has not yet implemented any board committees as of the date of this prospectus.

Directors

The maximum number of directors BlueStar is authorized to have is seven (7). However, in no event may BlueStar have less than one director. Although the Company anticipates appointing additional directors, it has not identified any such persons.

Facilities

BlueStar uses an administrative office located at 1761 George Washington Way, Suite 205, Richland, Washington 99352. Office space and telephone services is currently being provided free of charge at this location. There are currently no proposed programs for the renovation, improvement or development of the facilities currently use.

BlueStar’s management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income. The Company does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

BlueStar is not currently a party to any legal proceedings. BlueStar’s agent for service of process in Nevada is:   Genesis Corporate Development, LLC, 1500 Cliff Branch Drive, Henderson NV 89014.  The telephone number is: (702) 301-7333.

BlueStar’s officers and directors has not been convicted in a criminal proceeding nor have they been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Mr. Voorhees, the Company’s President and director and Mr. Pelletiere have not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against BlueStar.

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

As of the date of this prospectus, there is no public market in BlueStar Financial Group, Inc. common stock.  This prospectus is a step toward creating a public market for BlueStar stock, which may enhance the liquidity of BlueStar shares. However, there can be no assurance that a meaningful trading market will develop.  BlueStar Financial Group, Inc. and its management make no representation about the present or future value of BlueStar common stock.

As of the date of this prospectus;

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of BlueStar Financial Group, Inc.;

2. There are currently 7,400,000 shares of BlueStar common stock held by two (2) shareholders. Its President and director Paul Voorhees, controls 7,150,000 shares while Mr. Pelletiere, controls 250,000 shares of our common stock that are eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

All of the presently outstanding shares of common stock (7,400,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.

HOLDERS

As of the date of this prospectus, BlueStar Financial Group, Inc. has 7,400,000 shares of $0.001 par value common stock issued and outstanding held by two (2) shareholders of record.

DIVIDENDS

BlueStar has never declared or paid any cash dividend on either its preferred or common stock.  For the foreseeable future, BlueStar intends to retain any earnings to finance the development and expansion of its business, and does not anticipate paying any cash dividends on its preferred or common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND FINANCIAL DISCLOSURE

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage company and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. Our auditor's opinion is based on our suffering initial losses, having no operations, and having a working capital deficiency. The opinion results from the fact that we have not generated any revenues and no revenues are anticipated until we complete the development of our website, network infrastructure, and transaction processing systems; complete our initial development; secure third parties to conduct a number of traditional retail operations, We believe the technical aspects of our website, network infrastructure, and transaction processing systems will be sufficiently developed to use for our operations. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our business plan and begin our operations. The money we raise in this offering will last 12 approximately months.

We have only one officer and one director who is one and the same person. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing our products to customers. Accordingly, we must raise cash from sources other than revenues generated from leases.  Our only other source for cash at this time is investments by others in this offering.

We must raise cash to implement our project. The minimum amount of funds raised from the offering that we feel will allow us to implement our business strategy is $37,500. We feel if we can raise the maximum amount of the offering ($150,000), the Company will be able to accelerate the implementation of its business strategy by hiring more experienced marketing and leasing consultants.

The initial capitalization rate on lease placement will determine our future success or failure. The creation and implementation of new leases have a relatively fixed administrative cost regardless of the monetary size of the lease. Therefore, the Company must determine well in advance of any pricing decision and placement of such a lease the fixed costs associated with the lease. By keeping general and administrative expenses at a minimum, the Company believes that it can place “small ticket” leases at a price that will insure that the Company can be competitively priced and still be able to return a profit on the business placed.

It is essential to the Company's success that it can demonstrate timely delivery of the products and service menu at a price that is agreeable to potential customers. The company anticipates that if it is to attract customers from competitors, not only will we have to offer a willingness to offer a wide range of equipment, but will also have to be in a position to be competitive in its pricing.

The Company's success is also reliant on its ability to purchase products for lease directly from the manufacturer. We cannot state whether we will be successful in negotiating competitive pricing from these suppliers. The company will not attempt to begin sourcing products until we have raised capital from this offering.

To meet our need for cash, we are attempting to raise funds from this offering. Whatever funds we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we can find a desirable and targeted customer base and we receive a positive reaction from potential customers in the marketing area, it is feasible we may have to attempt to raise additional money through a subsequent private placement, public offering or through loans to purchase additional equipment or finance working capital. If we do not raise all of the funds we need from this offering to complete our initial development phase, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officer or others.

At present, our officer is unwilling to make any commitment to loan us any money at this time, but may reconsider if we find that we can locate customers willing to lease equipment at a price that will generate profits for the Company. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If BlueStar needs additional cash and can't raise it, we will either have to suspend development operations until we do raise the cash, or cease operations entirely. If we raise the maximum amount of money from this offering, it is estimated that it will satisfy expenditures for twelve to fourteen months. Other than as described in this paragraph, we have no other financing plans.

If BlueStar is unable to complete any phase of our development or marketing efforts because we don't have enough money, we will cease our development and or marketing operations until we raise more money.

Attempting to raise additional capital after failing in any phase of our development plan would be difficult. As such, if BlueStar cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.

Management does not plan to hire additional employees at this time. BlueStar’s President will be responsible for the initial development efforts. Once the company is ready to build its Internet website, it will hire an independent consultant to build the site. The company also intends to hire consultants for other development phases initially on an individual job only basis to keep administrative overhead to a minimum.

From inception to July 12, 2002, the Company's business operations have primarily been focused on developing an executive marketing strategy, along with industry market research and competitive analysis. The Company has also dedicated time to the preparation of its registration statement, including accounting and auditing.

Over the next 12 months the company must raise additional capital after this registration statement becomes effective. The company must begin the process of sourcing its products in order to supply perspective customers with product as well as provide an operating inventory. The company must develop a web site in order to showcase its products, hire consultants and begin a sales and marketing campaign.

The Company anticipates it will be able to begin sourcing products within 120 days of this registration statement becoming effective. The sourcing process would entail the company's management to deciding which manufacturers, suppliers and vendors it would like to visit to purchase product, negotiate pricing and delivery of the products selected. Once the company has identified its potential product suppliers, the company's President anticipates it will have its initial floor samples within 180 days of this registration statement becoming effective. The company anticipates the minimum cost of travel and initial sample orders to be $3,000.

Once the company has taken physical delivery of its initial product floor samples, the company will have to develop a website to showcase its product line to prospective customers. The company anticipates that the cost to fully develop the web site would be $15,000. The company anticipates that the web site could be functional approximately 270 days after this registration becomes effective.

The company will have to hire a marketing consultant to begin its sales and marketing efforts. The company anticipates it will hire a consultant within approximately 270 days of this registration statement becoming effective. The company anticipates the costs of its sales and marketing efforts to be approximately $6,750. The company anticipates the sales cycle (the length of time between initial customer contact and sale completion) to be a minimum of 90 days. The company anticipates it would complete initial product sales 360 days after this registration statement becomes effective.

BlueStar was incorporated on July 12, 2002. The Company has generated no revenues while incurring $4,500 in total expenses. This resulted in a net loss of $4,500 since inception, which is attributable to general and administrative expenses.

Since incorporation, BlueStar has financed its operations through minimal business activity and funds from its founders.

To date, BlueStar has not implemented fully planned principal operations. Presently, BlueStar is attempting to secure sufficient monetary assets to commence operations. The Company cannot assure any investor that it will be able to enter into sufficient business operations adequate enough to insure continued operations.

Below is an illustration of the financing needs and anticipated sources of funds for the elements of BlueStar’s business plan that constitute top priorities. Each material event or milestone listed below will be required until adequate revenues are generated.

1.
Researching and strategically targeting specific equipment manufactures, distributors, wholesalers and venders with whom BlueStar deals for the purpose of acquiring the necessary assets and permits to engage in the equipment leasing business. The Company expects to use a portion of the funds allocated toward working capital to engage in this activity.

2.
Canvas the identified and targeted distributors, manufactures, wholesalers and venders to ascertain, isolate and anticipate their present and future capacities. The Company expects to use a portion of the funds allocated to engage in this activity.

3.
Establish personal and business relationships with key individuals within the industry, businesses and community leadership positions. Part of the funds set aside for consulting expenses are expected to be utilized.

4.	Establish and maintain a visible community presence.

BlueStar’s ability to fully commence operations is entirely dependent upon the proceeds to be raised in this offering. Depending on the outcome of this offering, the Company plans to choose one of the following courses:

Plan 1: 25% of Offering Sold. If only 25% of the offering is sold or $37,500 is raised in this offering, BlueStar will immediately begin to implement the aforementioned plans to generate business sufficient enough to maintain ongoing operations. This entails establishment of a public awareness of the Company, including name recognition and product identification. In order to initiate implementation of a public awareness program, BlueStar intends to use approximately $1,200 of the monies allocated toward working capital for this purpose.

The Company has budgeted $1,000 for office equipment and furniture, which is expected to consist of administrative working spaces, computers, computer peripherals, software, storage cabinets, fax machine and telephone equipment.

BlueStar has allocated $500 for office supplies, which is expected to consist of costs of mailings, copying expenses, paper, general desk supplies, etc.

The Company has allocated $6,750 for consulting expenses including sales and marketing, specifically for a frugal advertising campaign, with the intent to piggyback on larger programs as much as possible.

BlueStar has allocated $1,000 for Product Acquisition under this scenario.

BlueStar has allocated $12,250 for general working capital to cover any shortfalls in the categories listed above and to take advantage of any business opportunity that presents itself, including accumulation of inventory.

The Company believes it will be able to execute the business plan adequately and commence operations as a going concern if 25% of this offering is realized. BlueStar does not, however, expect to generate revenue in the first six months of operation from the date the first funds are received from this offering.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations.

Plan 2: 50% of the Offering. In the event 50% of the offering is raised, ($75,000) management will supplement its activities addressed in Plan 1, as delineated above. The Company does not believe it will generate revenues in the first six months of operation from the date the first funds are received. The Company expects to continue to substantially increase consumer awareness by utilizing the increased allocation for sales and marketing, a key factor in developing new business revenues.

The allocation for office equipment increases to $2,000.

The allocation for office supplies increases to $1,000, mostly in anticipation of increasing postage and mailing costs.

The allocation for Consulting including sales and marketing expenses increases to $8,000 allowing for the possibility of a more rapid growth.

The allocation for working capital increases under this scenario to $35,500 in anticipation of being more pro-active through accumulation of inventory that prospective customers would desire.

The allocation for Product Acquisition under this scenario increases to $10,000 allowing for the possibility of more rapid growth.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations.

Plan 3: 75% of the Offering. In the event 75% of the maximum offering is raised, ($112,500) management will supplement its activities addressed in Plan 1, as delineated above. The Company does not believe it will generate revenues in the first six months of operation from the date the first funds are received. The Company expects to continue to substantially increase consumer awareness by utilizing the increased allocation for sales and marketing, a key factor in developing new business revenues.

The allocation for office equipment remains at $2,000.

The allocation for office supplies increases to $1,500 mostly in anticipation of increasing postage and mailing costs.

The allocation for Consulting including sales and marketing expenses increases to $10,000 allowing for the possibility of a more rapid growth.

The allocation for working capital increases under this scenario to $64,000 in anticipation of being more pro-active through accumulation of inventory that prospective customers would desire.

The allocation for Product Acquisition increases under this scenario to $14,000 allowing for the possibility of a more rapid growth.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations.

Plan 4:100% of the Offering. In the event the maximum amount of $150,000 is raised, the Company still does not expect to generate revenue in the first six months of operation from the date the first funds are received. Under Plan 4, management will supplement the activities addressed in Plan3, as delineated above.

The allocation for office equipment remains constant.

The allocation for office supplies remains constant.
The allocation for Consulting including sales and marketing remains constant.

The allocation for Product Acquisition increases to $16,000 allowing for the possible development of greater revenue.

The allocation for working capital increases to $96,000 allowing for greater flexibility in meeting potential customer needs.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations. Regardless of the ultimate outcome and subsequent plan to be implemented, the Company has budgeted for certain expenditures that it expects to remain constant. BlueStar expects accounting, legal and professional fees to be $6,500 for the full year 2008. All statements are to be filed in applicable periodic reports with the SEC in accordance with Item 310 of Regulation S-B. Legal and professional fees associated with the filing of Form 15 (c) 211 are expected to aggregate $2,800, and are expected to consist mainly of legal fees, as well as ongoing Edgar conversion costs and various other professional services performed in relation to the anticipated ongoing reporting requirements of a public reporting company. All use of proceeds figures represent management’s best estimates and are not expected to vary significantly. However, in the event the Company incurs or expects to incur expenses materially outside of these estimates, BlueStar intends to file an amended registration statement, of which this prospectus is a part of, disclosing the changes and the reasons for any revisions.

BlueStar’s ability to commence operations is entirely dependent upon the proceeds to be raised in this offering. If BlueStar does not raise at least 25% of the offering amount, it will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues. The realization of sales revenues in the next 12 months is important in the execution of the plan of operations. However, the Company cannot guarantee that it will generate such growth. If BlueStar does not produce sufficient cash flow to support BlueStar operations over the next 12 months, BlueStar may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. BlueStar can not assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for operations to continue.

BlueStar management does not expect to incur research and development costs.

BlueStar currently does not own any significant plant or equipment that it would seek to sell in the near future.

BlueStar management does not anticipate the need to hire employees over the next 12 months with the possible exception of secretarial support should business develop of a sufficient nature to necessitate such expenditure. Currently, the Company believes the services provided by its officer and director appears sufficient at this time. BlueStar believes that its operations are currently on a small scale that is manageable by one individual at the present time.

BlueStar has not paid for expenses on behalf of any director. Additionally, BlueStar believes that this fact shall not materially change.

BlueStar has no plans to seek a business combination with another entity in the foreseeable future.

CHANGE IN DISAGREEMENTS WITH ACCOUNTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

BlueStar Financial Group has no disagreements with its accountants regarding accounting or financial disclosure matters.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serves until hisor her successor is elected and qualified.  Each of the officers is appointed by the Board of Directors to a term of one year and serves until her or her successor is duly elected and qualified, or until he or she is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

Background of Directors, Executive Officers, Promoters and Control Persons

Paul Voorhees, President and Director, Age 35:  Since 2006, Mr Voorhees has worked for the Grandview School District as a teacher of economics, history, geography and physical education. In addition to his teaching responsibilities, is the girls basketball coach. From 1996 to 2006, Mr. Voorhees was a basketball and tennis coach as well as athletic director. He received his Bachelor of Arts degree (Cum Laude) in Government and Education from Eastern Washington University. He also earned a Masters os Science degree in Physical Education from Eastern Washington University. He is currently working on his Principal Certification at City University in Bellevue, Washington.

Nicholas Pelletiere, Age 38: Currently, Mr. Pelletiere is Regional Sales Manager for Multipet International. During his eighteen months that he has had this position, he has been responsible for doubling the sales volume of his territory. From 2004 until 2006, Mr. Pelletiere was the National Sales Manager for a dollar store product manufacturer where the sales went from $500,000 annually to over $2,000,000. From 1988 until 1995, he was a Restaurant manager for Mr. V's, an Italian Restaurant in Chicago. Mr. Pelletiere attended Harper Junior College and he has had his real estate license since 2000. From 1996 to 2004, he worked in vatious sales positions, but mostly concentrated in real estate and other investments.

There are no familial relationships among our officers or directors.  None of our directors or officers is a director in any other reporting companies.  None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years.  The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company.
Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders.  Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Executive Compensation

Summary Compensation Table

Name and principal position	Fiscal Year	Salary	Bonus	Other annual compensation	Restricted stock award(s)	Securities underlying options/ SARs	LTIP payouts	All other compensation
Paul Voorhees, President, Treasurer, Director	2008	0	0	0	0	0	0	0

Nicholas Pelletiere, Secretary	2008	0	0	0	0	0	0	0

There has been no cash payment paid to the executive officer for services rendered in all capacities to us for the period ended June 30, 2008. There has been no compensation awarded to, earned by, or paid to the executive officer by any person for services rendered in all capacities to us for the fiscal period ending June 30, 2008.  No compensation is anticipated within the next six months to any officer or director of the Company.

Directors' Compensation

Directors are not entitled to receive compensation for services rendered to BlueStar Financial Group, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Stock Option Grants

BlueStar Financial Group did not grant any stock options to the executive officer during the most recent fiscal period ended June 30, 2008.  BlueStar Financial Group has also not granted any stock options to the Executive Officers since incorporation on July 12, 2002.

Employment Agreements

There are no employment agreements

Code of Ethics

The Company’s Board of Directors has approved a Code of Ethics for management relating to financial disclosures and filings related to future reporting requirements. A copy of the Code of Ethics will be made available to you by contacting the Company at 1761 George Washington Way, Suite 205, Richland, Washington 99352.

Corporate Governance

The Board of Directors has approved an Internal Control Manual so as to facilitate management’s obligation to shareholders and regulators. BlueStar has written an organizational guide for the purpose of establishing policy toward Company wide treatment of check writing and receiving and recognition of revenueas well as the items relating to disclosure to shareholders and regulators.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to BlueStar Financial Group, Inc. to own more than 5% of the outstanding common stock as of May 1, 2008, and by the Officers and Directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class*
Common Stock	Paul Voorhees 1761 Washington Way Richland, Washington 99352	7,150,000, shares	96.62%
Common Stock	Nickolas Pelletiere 1761 Washington Way Richland, Washington 99352	250,000, shares	3.38%
*The percent of class is based on 7,400,000 shares of common stock issued and outstanding as of June  30, 2008.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

There are no promoters being used in relation with this offering, except that under the definition of promoter in Rule 405 of Regulation C of the Securities Act of 1933, Paul Voorhees, the President and a Director of BlueStar Financial Group, Inc. is considered a promoter with respect to this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. No assets will be or are expected to be acquired from any promoter on behalf of BlueStar Financial Group. We have not entered into any agreements that require disclosure to our shareholders.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	The Officers and Directors;

•	Any person proposed as a nominee for election as a director;

•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;

•	Any relative or spouse of any of the foregoing persons who have the same house as such person.

On October 30, 2007, BlueStar Financial Group, Inc. issued 7,150,000 shares of Common stock to Paul Voorhees for $5,000 in cash and $2,150 inservices.  Value was determined as an arms length transaction between non-related parties.

BlueStar issued 250,000 shares of Common stock to Nicholas Pelleriere for $250 in services on October 30, 2007. Value was determined as an arms length transaction between non-related parties.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Our By-laws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Nevada law. Under such provisions, the director, officer, corporate employee or agent who in his capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our Company pursuant to the  foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

BLUESTAR FINANCIAL GROUP, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD OF

JULY 12, 2002 (DATE OF INCEPTION)

TO JUNE 30, 2008

THE BLACKWING GROUP, LLC
18921G E VALLEY VIEW PARKWAY #325
INDEPENDENCE, MO 64055

TABLE OF CONTENTS

Page
INDEPENDENT AUDITOR’S REPORT

FINANCIAL STATEMENTS
Balance Sheet	3

Statement of Operations	4

Statement of Cash Flows	5

Statement of Stockholders’ Equity	6

Notes to Financial Statements	7

THE BLACKWING GROUP, LLC
18921G E VALLEY VIEW PARKWAY #325
INDEPENDENCE, MO 64055
816-813-0098

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BlueStar Financial Group, Inc. (A Development Stage Enterprise)
1350 W. Horizon Ridge Drive
Suite 1922
Henderson, Nevada 89014

We have audited the accompanying balance sheet of BlueStar Financial Group, Inc. (A Development Stage Enterprise) as of June 30, 2008, and the related statements of income and changes in member’s equity, and cash flows for the period then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of BlueStar Financial Group, Inc. (A Development Stage Enterprise) as of June 30, 2008, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company faces competition from existing companies with considerably more financial resources and business connections. In the event that Company fails to meet the anticipated levels of performance there is significant doubt that the Company will be able to meet the debt obligations related to the non public offering. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Blackwing Group, LLC
Issuing Office: Independence, MO
July 31, 2008

BLUESTAR FINANCIAL GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
JUNE 30, 2008

ASSETS

Current Assets
Cash and Cash Equivalents	500
Prepaid Expenses	2,400
Total Current Assets	2,900

Total Assets	2,900

LIABILITIES AND STOCKHOLDERS' EQUITY

Stockholders' Equity (Note B)
Common stock, 0.001 par value;
75,000,000 shares authorized;
7,400,000 shares issued and outstanding	7,400
Additional Paid in Capital	-
Retained Earnings (Accumulated Deficit)	(4,500)
Total Stockholders' Equity	2,900

Total Liabilities and Stockholders' Equity	2,900

BLUESTAR FINANCIAL GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED JUNE 30, 2008

Income
Revenues	$ -
Total Income	-

Total Cost of Sales	-

Gross Profit (Loss)	-

General and Administrative Expenses
Licenses and Permits	-
Organization Costs	-
Professional Fees	-
Consulting	-
Legal	4,500
Accounting	-
Total General and Administrative Expenses	4,500

Net Income (Loss)	$ (4,500)

Per Share Information:

Net Income (Loss) per share - 7,400,000 shares issued	$ (0.074)

Basic weighted average number
common stock shares outstanding	60,656

Diluted weighted average number
common stock shares outstanding	60,656

BLUESTAR FINANCIAL GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD ENDED JUNE 30, 2008

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (Loss)	$ (4,500)

Adjustments to reconcile net income to net cash provided
by operating activities
Depreciation	-
(Increase) decrease in:
Accounts Receivable	-
Prepaid Expenses	(2,400)
Increase (decrease) in:
Accounts Payable	-
Net Cash Provided (Used) By Operating Activities	(6,900)

CASH FLOWS FROM INVESTING ACTIVITIES

Fixed Asset Additions	-
Net Cash (Used) By Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES

Sale of Common Stock	7,400
Net Cash (Used) By Financing Activities	7,400

NET INCREASE (DECREASE) IN CASH	(500)

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$ (1,825)

BLUESTAR FINANCIAL GROUP, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
ACCUMULATED FOR THE PERIOD FROM DATE OF INCEPTION
ON JULY 12, 2002
(Expressed in US Dollars)

Capital Stock Issued	Number of	Par	Additional Paid	Deficit	Total Stockholders'
	Common Shares	Value	In Capital	Accumulated	Equity (Deficit)

- June 30, 2008	7,400,000	0.001	-	-	7,400

Net Loss for the period from February 28, 2008				(4,500)	(4,500)
to June 30, 2008
Balance as of July 22, 2008	7,400,000	0.001	-	(4,500)	2,900

BLUESTAR FINANCIAL GROUP, INC. (A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF JULY 12, 2002
TO JUNE 30, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of BlueStar Financial Group, Inc. (A Development Stage Enterprise) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

BlueStar Financial Group, Inc. (“BSFG” or the “Company”) was incorporated in the state of Nevada on July 12, 2002 under the same name. The Company’s founder initially intended to establish a management and consulting business. The board of directors of the Company subsequently decided that the Company should pursue other opportunities and a change of control of the Company occurred on October 30, 2007. No business was conducted by the Corporation from inception on July 12, 2002 until a change of control occurred on October 30, 2007. The Company is a development stage enterprise and has as a principal business objective of working toward establishing “small ticket” equipment leases within a small niche of the equipment leasing market. The Company intends to provide cost effective “small ticket items” leasing to small and middle market companies primarily within the hospitality, spa and resort communities. Items such as audio visual, computer systems, laundry and health spa equipment are a few of the types of equipment contemplated by the Company that will be made available for lease to credit worthy companies.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Stockholders’ Equity: Common stock

The authorized common stock of the Company consists of 60,000,000 shares with par value of $0.001.  On October 30, 2007, the Company authorized the issuance of 7,400,000 shares of its $.001 par value common stock at $0.001 per share in consideration of $5,000 in cash and $2,400 in services. As of June 30, 2008, the shares were issued and outstanding.

BLUESTAR FINANCIAL GROUP, INC. (A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF JULY 12, 2002
TO JUNE 30, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net loss per common share

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.”  The weighted-average number of common shares outstanding during each period is used to compute basic loss per share.  Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding.  Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding during 2008 and since inception.  As of June 30, 2008 and since inception, the Company had 7,400,000 common shares outstanding.  As of June 30, 2008 and since inception, the Company had no dilutive potential common shares.

Basic Loss Per Share

The computations of basic loss per share of common stock are based on the weighted average number of shares outstanding at the date of the financial statements. There are no common stock equivalents outstanding.

	Loss	Shares	Per Share
	(Numerator)	(Denominator)	Amount
From Inception on July 12, 2002 to Period Ended June 30, 2008	$(4,500)	7,400,000	$(0.0061)

Provision for Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely that not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components from Inception on July 12, 2002 to June 30, 2008:

2008
Deferred tax assets NOL Carryover	$4,500
Valuations Allowance	0
Net Deferred Tax Asset	$0

BLUESTAR FINANCIAL GROUP, INC. (A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF JULY 12, 2002
TO JUNE 30, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Provision for Income Taxes (continued)

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 34% to pretax income from continuing operations for the periods ended July 31, 2007 and December 31, 2006 due to the following:

2008
Book Loss	$4,500
Common Stock Issued For Services	2,400
Valuation Allowance	0
$6,900

At June 30, 2008, the Company had an operating loss carry forward of $4,500 that can be used as an offset against future taxable income. No tax benefit has been reported in the June 30, 2008 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry-forwards for Federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carry forwards may be limited as to use in the future.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on BlueStar Financial Group, Inc.’s financial condition and results of operations during the period in which such changes occurred.

Actual results could differ from those estimates. BlueStar Financial Group, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Fair Value of Financial Instruments

As at June 30, 2008, the fair value of cash and accounts and advances payable, including amounts due to and from related parties, approximate carrying values because of the short-term maturity of these instruments.

BLUESTAR FINANCIAL GROUP, INC. (A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF JULY 12, 2002
TO JUNE 30, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS 160, “Noncontrolling interests in Consolidated Financial Statements – an amendment of ARB No. 51”. This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years beginning on or after December 15, 2008. Early adoption is not permitted. Management is currently evaluating the effects of this statement, but it is not expected to have any impact on the Company’s financial statements.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities. SFAS 159 creates a fair value option allowing an entity to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and financial liabilities, with changes in fair value recognized in earnings as they occur. SFAS 159 also requires an entity to report those financial assets and financial liabilities measured at fair value in a manner that separates those reported fair values from the carrying amounts of assets and liabilities measured using another measurement attribute on the face of the statement of financial position. Lastly, SFAS 159 requires an entity to provide information that would allow users to understand the effect on earnings of changes in the fair value on those instruments selected for the fair value election. SFAS 159 is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. The Company is continuing to evaluate SFAS 159 and to assess the impact on its results of operations and financial condition if an election is made to adopt the standard.

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

Pursuant to FASB Statement No. 141, Business Combinations (SFAS 141, and its predecessor, APB Opinion No. 16 (APB 16)), goodwill may be recognized in connection with the acquisition of oil and gas exploration and production properties that constitute a business. Rule 4-10(c)(6)(i) of Regulation S-X, applicable to the full cost accounting method, specifies that "sales of oil and gas properties, whether or not being amortized currently, shall be accounted for as adjustments of capitalized costs, with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas attributable to a cost center." It goes on to indicate that "a significant alteration would not ordinarily be expected to occur for sales involving less than 25% of the reserve quantities of a given cost center."

BLUESTAR FINANCIAL GROUP, INC. (A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF JULY 12, 2002
TO JUNE 30, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements (continued)

None of the above new pronouncements has current application to the Company, but may be applicable to the Company’s future financial reporting.

Long-lived Assets-Technology

The Company’s technology is recorded at its cost. The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Concentration of Risk

Cash – The Company at times may maintain a cash balance in excess of insured limits. At June 30, 2008, the Company has no cash in excess of insured limits.

Revenue Recognition

The Company recognizes revenues when payments are billed to the customer and according to the terms of the contract.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated Useful Lives
Office Equipment	5-10 years
Copier	5-7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method.

BLUESTAR FINANCIAL GROUP, INC. (A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF JULY 12, 2002
TO JUNE 30, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

Accounts receivable are carried at the expected net realizable value. The allowance for doubtful accounts is based on management's assessment of the collectibility of specific customer accounts and the aging of the accounts receivables.  If there were a deterioration of a major customer's creditworthiness, or actual defaults were higher than historical experience, our estimates of the recoverability  of the amounts  due to us could be  overstated,  which  could have a negative impact on operations.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

NOTE B – GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.  The Company intends to raise additional capital when required to produce crude oil from tar sands.  When and if these activities provide sufficient revenues it would allow it to continue as a going concern. In the interim the Company is working toward raising operating capital through the private placement of its common stock or debt instruments.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations.  The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

NOTE C - SIGNIFICANT EVENTS

From Inception on July 12, 2002 to June 30, 2008, the Company sold 7,400,000 shares of its common stock at $0.001 per share.

NOTE D - RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property.  An officer or resident agent of the corporation provides office services without charge.  Such costs are immaterial to the financial statements and accordingly, have not been reflected therein.  The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest.  The Company has not formulated a policy for the resolution of such conflicts.

BLUESTAR FINANCIAL GROUP, INC. (A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF JULY 12, 2002
TO JUNE 30, 2008

NOTE E - WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company

OUTSIDE BACK COVER:

COMMON STOCK

5,740,000 Shares

$0.03 per Share

PROSPECTUS
                     , 2008

Dealer Prospectus Delivery Obligation

Prior to the expiration of 90 days after the effective date of this registration statement or prior to the expiration of 90 days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered. BlueStar Financial Group, Inc. has agreed to pay all costs and expenses related to the registration of its common stock. All amounts are estimated.

EDGAR Conversion Fees	$1,500
Transfer Agent Fees	5,500
Accounting and Legal Fees	8,000
Blue Sky Fees	500
Securities and Exchange Commission Fees	10
Total Expenses	$15,510

Indemnification of directors and officers.

Our Bylaws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Nevada law. Under such provisions, the director, officer, corporate employee or agent who, in his capacity as such, is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our company pursuant to the  foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advancement of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, BlueStar shall indemnify any director, officer and employee as follows: Every director, officer, or employee of BlueStar Financial Group, Inc. shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of BlueStar Financial Group, Inc. or is or was serving at the request of BlueStar Financial Group, Inc. as a director, officer, employee or agent of BlueStar Financial Group, Inc., partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of BlueStar Financial Group, Inc..  BlueStar Financial Group, Inc. shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of BlueStar Financial Group, Inc. as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Recent sale of unregistered securities.

During the past three years, BlueStar Financial Group, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On October 30, 2007, BlueStar Financial Group, Inc. issued 7,150,000  restricted shares of common stock to Paul Voorhees for cash of $5,000 and services valued at $2,150 on the same day, the Company issued 250,000 restricted shares of common stock to Nicholas Pelletiere for $250 in services. All purchasers of the shares of the Company agreed to hold the shares for investment purposes only and to transfer such shares only in a registered offering or in reliance upon an exemption therefrom.

As of the date of this Registration Statement, there 7,400,000 shares of common stock issued and outstanding being held by two (2) shareholders of record.

At the time of the issuance, all of the above shareholders were in possession of all available material information about us.  On the basis of these facts,  BlueStar claims that the issuance of stock to the BlueStar founding shareholders qualify for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.   BlueStar believes that the exemption from registration for these sales under Section 4(2) was available because:

1. The shareholders had fair access to all material information about  BlueStar before investing;

2. There was no general advertising or solicitation; and

3. The shares bear a restrictive transfer legend.

On the basis of these facts, we claim that the issuance of stock to our initial shareholders qualifies for the exemption from registration contained in section 4(2) of the Securities Act of 1933.

EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation

3.2	By-Laws

5.1	Legal Opinion with Consent

14.1	Code of Ethics

23.1	Consent of Accountants

99b	Subscription Agreement

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1)           File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6)           Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use

In this Registration Statement,  BlueStar is including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, the Company is registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, BlueStar includes the following undertakings in this Registration Statement:

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Richland, State of Washington August 6, 2008.

BlueStar Financial Group, Inc.
(Registrant)

By: /s/ Paul Voorhees
President Chief Executive Officer Chief Accounting Officer Chief Financial Officer Treasurer Director

By: /s/ Nickolas Pellettier
Secretary Director